UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 9, 2017, Coherus BioSciences, Inc. (the “Company”) and Daiichi Sankyo Company, Limited (“Daiichi Sankyo”) entered into a letter agreement, dated July 29, 2017 (the “Termination Letter”) indicating that the parties have agreed to terminate the License Agreement by and between the Company and Daiichi Sankyo, dated January 23, 2012, (the “Agreement”), including without limitation, any and all memorandums of understanding and other agreements executed between the parties relating to the Company’s etanercept (Enbrel) biosimilar product candidate CHS-0214 (“CHS-0214”), pursuant to Section 12.3 of the Agreement. In the Termination Letter, the parties indicated that they are terminating the Agreement due to Daiichi Sankyo’s recent decision to discontinue development of CHS-0214 in Japan. The Company will not incur any early termination penalties as a result of the termination of the Agreement. As of July 31, 2017, Daiichi Sankyo beneficially owned 2,867,426 shares (approximately 5.58%) of the Company’s common stock.

A summary of the material terms of the Agreement was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2017, as qualified by reference to the original Agreement (a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed on October 20, 2014 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2017	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer